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EXHIBIT 21



                                           State of
Subsidiary                               Incorporation
- - ----------                               -------------

AMREP Southwest Inc.                     New Mexico
  AMREP Construction Corporation         New Mexico
  AMREP Financial Corp.                  New Mexico
  AMREP Metro Works, Inc.                New York
    Perma Corp.                          New York
       Strickland Construction Corp.     New Jersey
       Strickland Sales Corp.            New Jersey
  AMREP Printing Corp.                   New York
  AMREP Southeast, Inc.                  Florida
    AMREP Saratoga Square Homes, Inc.    Florida
    The Meads Property Owners'
      Association, Inc.                  Florida
  AMREPCO Inc.                           Colorado
  Advance Financial Corp.                New Mexico
  Carity-Hoffman Associates, Inc.        New York
  Double R Realty, Inc.                  New Mexico
  Eldorado at Sante Fe, Inc.             New Mexico
  M.F.G. Realty Corp.                    New York
  Marion Realty, Inc.                    Florida
  New Mexico Foreign Trade Zone
    Corporation                          New Mexico
  Panorama Inn of Florida, Inc.          Florida
  Rancho Homes, Inc.                     New Mexico
  Rio Rancho Golf & Country Club, Inc.   New Mexico
  S.G.R. Realty Corp.                    New Jersey
  Shasta Real Estate Company             California
  Sun Oaks Realty Corp.                  Florida
  Rio Venture Corp.                      New Mexico
  Rio Venture XII, Inc.                  New Mexico
  Rio Venture XV, Inc.                   New Mexico
Albuquerque Utilities Corporation        New Mexico
Florida Ridge Utilities Corp.            Florida
Kable News Company, Inc.                 Illinois
  Kable News Export, Ltd.                Delaware
  Kable News Company of Canada, Ltd.     Ontario
El Dorado Utilities, Inc.                New Mexico
AMREP Metro Services, Inc.               New York
AMREP Saratoga Construction, Inc.        New York
AMREP Solutions, Inc.                    New York